EXHIBIT 4.3

                                AMENDMENT NO. TWO
                                     TO THE
                    TREADCO, INC. EMPLOYEES' INVESTMENT PLAN


         Amendment made this 11th day of August, 1997, by Treadco, Inc., (the "Company"):

         WHEREAS, the Company adopted the Treadco, Inc. Employees Investment Plan (the "Plan") effective November 1, 1991; and

         WHEREAS, the Plan was amended and restated as of January 1, 1994; and

         WHEREAS, the Plan has been amended since its restatement; and

         WHEREAS, the Company, acting pursuant to Section 21 of the Plan, has the sole and exclusive power to amend the Plan; and

         WHEREAS, the Company acquired the assets of Five Bros., Incorporated ("Five Bros.") on July 12, 1996 and, on July 15, 1996, certain former employees of Five Bros. became employees of the Company; and

         WHEREAS, the Company desires to amend the Plan to extend participation in the Plan to all former employees of Five Bros. who became employees of the Company effective as of July 15, 1996:

         NOW, THEREFORE, the Plan is amended, effective August 15, 1996, as provided below:

         1. Section 3.1 of the Plan is amended to add the following paragraph to the end of Section 3.1 of the Plan:

         "Notwithstanding any provision in the Plan to the contrary, all individuals formerly employed by Five Bros., Incorporated on or before July 12, 1996, and who became employees of the Company on July 15, 1996, shall become eligible to participate in the Plan on August 15, 1996."


         IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written.

                                          TREADCO, INC.



                                          BY: /s/ R. F. Cooper
                                              ----------------

                                              ITS: Secretary
                                                  ----------


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